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                                                                    EXHIBIT 21.1

                          UNIONBANCAL CORPORATION AND
                         UNION BANK OF CALIFORNIA, N.A.

                            AS OF DECEMBER 31, 1999

ACTIVE SUBSIDIARIES OF UNIONBANCAL CORPORATION

1.   Bankers Commercial Corporation
2.   Cal First Properties, Inc.
3.   HighMark Capital Management, Inc.
4.   Mills-Ralson, Inc.
5.   Stanco Properties, Inc.
6.   UNBC Leasing, Inc.
7.   UnionBanCal Commercial Funding Corporation
8.   UnionBanCal Equities, Inc.
9.   UnionBanCal Leasing Corporation
10.  UnionBanCal Mortgage Corporation
11.  UnionBanCal Venture Corporation

ACTIVE SUBSIDIARIES OF UNION BANK OF CALIFORNIA, N.A.

1.   Inland Property Company
2.   UBOC Investment Services, Inc.
3.   Union Bank of California International

INACTIVE SUBSIDIARIES

1.   SBS Realty Inc.
2.   UNBC Cayman, Limited
3.   UBOC Comstock I
4.   Union Bank of California Leasing, Inc.

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                                    [CHART]
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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
Nos. 33-3-3040, 333-67581, 333-67581-01, 333-67581-02, 333-67581-03 and
333-67581-04 on Form S-3 and Registration Statements Nos. 33-3-3042, 33-3-3044, 333-27987 and 333-95497 on Form S-8 of UnionBanCal Corporation of our report dated January 28, 2000, appearing in this Annual Report on Form 10-K of UnionBanCal Corporation for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

San Francisco, California
March 15, 2000